Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2011 Third Quarter Results

Newton, MA (November 1, 2011): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and nine months ended September 30, 2011.

Results for the Quarter Ended September 30, 2011:

Normalized funds from operations, or Normalized FFO, were $23.0 million for the quarter ended September 30, 2011, compared to $15.7 million for the same quarter last year.  Normalized FFO per share for the quarter ended September 30, 2011 was $0.51, compared to $0.43 for the same quarter last year.

Net income for the quarter ended September 30, 2011 was $11.6 million, or $0.26 per share, compared to $6.7 million, or $0.18 per share, for the quarter ended September 30, 2010.

GOV’s weighted average number of common shares outstanding was 45,321,808 and 36,369,473 for the quarters ended September 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2011 and 2010 appears later in this press release.

Results for the Nine Months Ended September 30, 2011:

Normalized FFO were $63.5 million for the nine months ended September 30, 2011, compared to $42.4 million for the same period last year.  Normalized FFO per share for the nine months ended September 30, 2011 was $1.51, compared to $1.31 for the same period last year.

Net income for the nine months ended September 30, 2011 was $32.7 million, or $0.78 per share, compared to $21.3 million, or $0.66 per share, for the nine months ended September 30, 2010.

GOV’s weighted average number of common shares outstanding was 42,127,110 and 32,264,738 for the nine months ended September 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2011 and 2010 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Recent Investment Activities:

Since July 1, 2011, GOV has acquired or has entered an agreement to acquire seven properties for an aggregate purchase price of $218.5 million, including the assumption of $49.4 million of mortgage debt and excluding acquisition costs, as follows:

•                  In August 2011, GOV acquired a previously disclosed office property located in Holtsville, NY with 264,482 rentable square feet.  This property is 82% leased to three tenants, of which 72% is leased to the U.S. Government and occupied by the Internal Revenue Service and U.S. Citizenship and Immigration Services.  The purchase price was $39.3 million, excluding acquisition costs.

•                  In September 2011, GOV acquired a previously disclosed office property located in Sacramento, CA with 87,863 rentable square feet.  This property is 100% leased to the State of California and occupied by the California State Employment Development Department.  The purchase price was $13.6 million, excluding acquisition costs.

•                  Also in September 2011, GOV acquired an office property located in Atlanta, GA with 375,805 rentable square feet.  This property is 97% leased to 19 tenants, of which 78% is leased to the State of Georgia and occupied by the Georgia Department of Transportation.  The purchase price was $48.6 million, excluding acquisition costs.

•                  In October 2011, GOV acquired three previously disclosed office properties located in Indianapolis, IN with 433,927 rentable square feet.  These properties are 94% leased to 15 tenants, of which 56% is leased to the U.S. Government and occupied by the U.S. Customs and Border Protection Agency.  The purchase price was $85 million, including the assumption of $49.4 of mortgage debt and excluding acquisition costs.

•                  Also in October 2011, GOV entered into an agreement to acquire an office property located in Salem, OR with 233,358 rentable square feet.  This property is 84% leased to five tenants, of which 70% is leased to the State of Oregon and occupied by the Oregon Department of Human Services, Oregon Department of Justice and the Oregon Employment Department.  The contract purchase price is $32 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire this property.

Recent Financing Activities:

•                  On July 25, 2011, GOV issued 6,500,000 common shares in a public offering at a price of $25.40 per share and raised net proceeds of $157.9 million.  The net proceeds from this offering were used to reduce amounts outstanding under GOV’s revolving credit facility and for general business purposes, including funding acquisitions.

•                  On October 18, 2011, GOV amended its unsecured revolving credit facility to among other things, increase maximum borrowings under the facility from $500 million to $550 million, reduce the interest paid on drawings under the facility from LIBOR plus 210 basis points to LIBOR plus 150 basis points, each subject to adjustment based on changes to GOV’s senior unsecured debt ratings, and extend the stated maturity date of the facility from October 28, 2013 to October 19, 2015.  Subject to certain conditions and the payment of a fee, GOV has the option to further extend the stated maturity date by one year to October 19, 2016.

Conference Call:

On Tuesday, November 1, 2011, at 1:00 p.m. Eastern Daylight Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the third quarter 2011 results.

The conference call telephone number is (800) 553-0358.  Participants calling from outside the United States and Canada should dial (612) 332-1210.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through midnight Eastern Daylight Time on October 8, 2011.  To hear the replay, dial (320) 365-3844.  The replay pass code is 218254.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s third quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2011 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States which are majority leased to the U.S. Government and several state government tenants.  As of September 30, 2011, GOV owned 67 properties with 8.3 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of our operating results and financial condition.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Rental income	$45,719	$30,746	$126,718	$80,040

Expenses
Real estate taxes	4,853	3,292	13,947	8,624
Utility expenses	4,375	2,836	11,422	6,246
Other operating expenses	7,723	5,147	21,568	12,667
Depreciation and amortization	10,379	6,321	27,862	16,602
Acquisition related costs	1,008	2,687	2,846	4,542
General and administrative	2,746	1,833	7,655	4,915
Total expenses	31,084	22,116	85,300	53,596

Operating income	14,635	8,630	41,418	26,444

Interest and other income	54	12	89	80
Interest expense (including net amortization of debt premiums and deferred financing fees of $418, $635, $1,254 and $1,791, respectively)	(3,162)	(1,973)	(8,775)	(5,182)
Equity in earnings (losses) of an investee	28	35	111	(17)

Income before income tax benefit (expense)	11,555	6,704	32,843	21,325

Income tax benefit (expense)	8	(35)	(94)	(71)
Net income	$11,563	$6,669	$32,749	$21,254

Calculation of Funds from Operations (FFO) and Normalized FFO(1)
Net income	$11,563	$6,669	$32,749	$21,254
Plus: depreciation and amortization	10,379	6,321	27,862	16,602
FFO	21,942	12,990	60,611	37,856
Plus: acquisition related costs	1,008	2,687	2,846	4,542
Normalized FFO	$22,950	$15,677	$63,457	$42,398

Weighted average common shares outstanding	45,322	36,369	42,127	32,265

Per common share
Net income	$0.26	$0.18	$0.78	$0.66
FFO	$0.48	$0.36	$1.44	$1.17
Normalized FFO	$0.51	$0.43	$1.51	$1.31

(1)  We compute Funds from Operations, or FFO, and Normalized FFO as shown above.  FFO is computed on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with GAAP, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that this data may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS

Real estate properties:
Land	$213,994	$143,774
Buildings and improvements	1,040,149	833,719
	1,254,143	977,493
Accumulated depreciation	(149,583)	(131,046)
	1,104,560	846,447

Acquired real estate leases, net	103,901	60,097
Cash and cash equivalents	5,724	2,437
Restricted cash	1,858	1,548
Rents receivable, net	22,096	19,200
Deferred leasing costs, net	1,059	1,002
Deferred financing costs, net	2,488	3,935
Other assets, net	24,982	16,622
Total assets	$1,266,668	$951,288

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$282,500	$118,000
Mortgage notes payable	45,608	46,428
Accounts payable and accrued expenses	21,885	14,436
Due to related persons	6,633	1,348
Assumed real estate lease obligations, net	11,853	13,679
	368,479	193,891
Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 47,051,650 and 40,500,800 shares issued and outstanding, respectively	471	405
Additional paid in capital	935,463	776,913
Cumulative net income	74,085	41,336
Cumulative other comprehensive income	59	2
Cumulative common distributions	(111,889)	(61,259)
Total shareholders’ equity	898,189	757,397

Total liabilities and shareholders’ equity	$1,266,668	$951,288

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AN AGREEMENT TO PURCHASE A PROPERTY IN SALEM, OREGON.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR ON THE TERMS DESCRIBED, MAY NOT OCCUR OR MAY BE DELAYED.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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